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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-20315 of California Jockey Club and of Bay Meadows Operating Company on Form S-8 of our report dated March 28, 1996, appearing in this Annual Report on Form 10-K of California Jockey Club and of Bay Meadows Operating Company for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP


April 9, 1996
San Francisco, California